Exhibit 3.3

ROSS MILLER Secretary of State, Ste 1 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (Pursuant to NRS 78.385 and 78.390)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20070653970-29
Filing Date and Time 09/24/2007 3:30 PM
Entity Number E0446812007-6